Exhibit 99.1

     State Street Achieves 10% Increase in Revenue and 14% Increase in
           Earnings Per Share from Continuing Operations in 2005

    Business Editors

   BOSTON--(BUSINESS WIRE)--Jan. 18, 2006--State Street Corporation today announced 2005 fourth-quarter earnings per share from continuing operations of $0.74, or net income of $249 million and revenue of $1.4 billion. Earnings per share and net income both increased 35% versus the 2004 fourth quarter's results of $0.55 per share or net income of $184 million. Revenue is $1.3 billion in the fourth quarter of 2004. The 2004 fourth-quarter results include $12 million, or $0.02 per share, for merger and integration charges associated with the acquisition of a substantial portion of the Deutsche Bank Global Securities Servicing (GSS) business. For the fourth quarter of 2005, return on stockholders' equity from continuing operations is 15.9%, and compares to 11.9% in the fourth quarter of 2004.
   For the full year, net income from continuing operations in 2005 amounts to $2.82 per share or net income from continuing operations of $945 million, compared to $2.35 per share, or $798 million in 2004. The results for 2004 include $62 million, or $.12 per share, for merger and integration charges associated with the GSS acquisition. Earnings per share from continuing operations of $2.82 in 2005 are up 14% from operating earnings per share of $2.47 in 2004. Return on equity from continuing operations in 2005 is 15.3% and compares with return on equity on a reported basis of 13.3% in 2004. On an operating basis, return on equity was 14.0% in 2004.
   Revenue, including taxable-equivalent net interest revenue, is up 10%, from $5.0 billion in 2004 to a record level of $5.5 billion in 2005. Operating expenses in 2005 are $4.0 billion, an increase of 8% from $3.8 billion for 2004 on a reported basis and up 9% from $3.7 billion on an operating basis.
   Commenting on the performance, Ronald E. Logue, State Street's chairman and chief executive officer, said, "I'm pleased that we achieved the financial goals we set last year. In 2005 State Street again demonstrated its ability to grow its operating revenue--up 10% from 2004. Earnings per share from continuing operations are up 14% from operating earnings in 2004, exceeding our outlook. We also improved our return on equity from continuing operations to 15.3%. I am also pleased we met our objective to achieve positive operating leverage on an annual basis. State Street Global Advisors, our investment management arm, exhibited continued growth and is becoming a more meaningful contributor to State Street's results. Additionally, the Corporation's non-US revenue increased 17% and now represents 39% of total revenue, moving toward our goal of 50% over several years."
   Logue added, "During 2006 we will build on the success of 2005 which included several large new customer wins. We are managing our balance sheet more effectively within prudent risk parameters, but the interest-rate environment will continue to be challenging. We continue to target positive operating leverage, not necessarily every quarter, but certainly on an annual basis."
   Logue concluded, "We are setting 2006 financial goals of revenue growth of 8% to 12% and earnings per share growth of 10% to 15%. We expect return on equity to be between 14% and 17%. Our 2006 target is to achieve approximately the middle of those ranges."
   State Street purchased approximately 4.9 million shares of its common stock during the fourth quarter at an average price of $57.09 per share. The Corporation's remaining authorization to purchase shares is approximately 4.8 million shares.

   FOURTH-QUARTER OPERATING RESULTS VS. YEAR-AGO QUARTER

   Total revenue of $1.4 billion in the fourth quarter of 2005 is up from $1.3 billion or 11% from the fourth quarter of 2004.
   Servicing fees are $637 million, up $67 million or 12%, from $570 million in the year-ago quarter. The increase is attributable to new business from existing and new clients and higher equity valuations in 2005. Total assets under custody are $10.1 trillion, a record level, up 7%, compared with $9.5 trillion in the year-ago quarter.
   Management fees, generated by State Street Global Advisors, are $213 million, up $46 million, or 28%, compared to $167 million in the year-ago quarter. The increase in management fees reflects new business from existing and new clients and higher equity valuations in 2005. Total assets under management are at a record level, $1.44 trillion, up 6%, compared to $1.35 trillion in the previous year.
   Average month-end values compared to the fourth quarter of 2004, are up 5% for both the S&P 500 Index and the NASDAQ; average month-end values for the MSCI(R) EAFE Index(SM) are up 12%. The total return of the Lehman US Aggregate bond index for the fourth quarter is 0.59%.
   Trading services revenue, which includes foreign exchange trading revenue and brokerage services, is up 13%, from $161 million to $182 million. The increase is driven by higher volumes in foreign exchange, offset partially by lower volatility.
   Securities finance revenue is $73 million in the quarter, compared to $58 million in the year-ago quarter, an increase of 26%. The increase reflects improved spreads as well as continuing strong demand for securities on loan.
   Taxable-equivalent net interest revenue is $253 million, up 10% from $229 million in last year's fourth quarter. The increase is due to continued balance sheet repositioning and a higher level of customer deposits.
   Total expenses of $1,039 million in the fourth quarter of 2005, are up 6% from expenses on an operating basis of $980 million in the fourth quarter of 2004. Salaries and employee benefits expenses increased $78 million from $511 million to $589 million, driven principally by salaries attributed to the full-year effect of the costs associated with the three large investment management operations outsourcing contracts signed in the second half of 2004 and new business. Higher incentive compensation due to improved performance also contributed to the increase. Transaction processing expense increased $14 million to $118 million due to sub-custody costs. Occupancy expenses of $89 million in 2005 compare to $101 million in 2004, which included a $16 million loss on a sub-tenant agreement. Other expenses increased $9 million to $121 million, driven primarily by the cost of professional services to support compliance requirements and growth initiatives.
   The effective tax rate was 34% in the fourth quarters of 2005 and 2004.

   FOURTH-QUARTER RESULTS VS. THIRD QUARTER

   Fourth-quarter net income per share of $0.74 from continuing operations is down 1%, or $0.01, compared to third quarter net income per share from continuing operations of $0.75, which includes a gain of $16 million, or $0.03 per share due to the receipt of the final payment for the 2003 sale of State Street's Private Asset Management
(PAM) business. Excluding this item, earnings per share from continuing operations are up 3%. Total revenue in the fourth quarter of $1.42 billion is up $28 million, or $44 million excluding the PAM gain, versus $1.39 billion in the third quarter. Total expenses in the fourth quarter of $1.04 billion are up $31 million compared to $1.01 billion in the third quarter.
   Results reflect strength in servicing and management fee revenue, up 3% and 13% respectively. Trading services revenue is up 3% to $182 million due to strength in brokerage. Processing fees and other revenue declined 8% to $71 million. Salaries and employee benefits expense is up 4% due to higher salaries and increased incentive compensation expense. Transaction processing expense increased 6% due to sub-custody costs. Occupancy expense was down 7% due to lower operating costs.

   FULL YEAR 2005 VS. 2004

   Taxable-equivalent revenue increased 10% from $5.0 billion to $5.5 billion. Servicing fees are up 9%, increasing from $2.3 billion to $2.5 billion. Management fees increased 21%, from $623 million to $751 million. Trading services revenue increased 17%, from $595 million to $694 million and securities finance revenue is up 27%, from $259 million to $330 million. Processing fees and other revenue decreased 2%, from $308 million to $302 million. Taxable-equivalent net interest revenue is up 5%, from $904 million to $949 million.
   Expenses increased 8%, from $3.8 billion to $4.0 billion, including increases of 14% to $2.2 billion in salaries and employee benefits expense. Transaction processing expense was up 13% to $449 million and occupancy expense increased 8% to $391 million. Other expenses increased 12% to $484 million and expenses for information systems and communications expense declined 8% to $486 million.

   ADDITIONAL INFORMATION

   All per share amounts represent diluted earnings per share.

   INVESTOR CONFERENCE CALL

   State Street will webcast an investor conference call today, Wednesday, January 18, 2006, at 9:30 a.m. EST, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719/457-2617 (confirmation code 892835). Recorded replays of the conference call will be available on the web site, and by telephone at +1 402/220-4230, beginning at 2:00 PM today. This press release and additional financial information is available on State Street's website, at www.statestreet.com/stockholder, under "Financial Reports."
   State Street Corporation (NYSE: STT) is the world's leading specialist in providing institutional investors with investment servicing, investment management and investment research and trading services. With $10.1 trillion in assets under custody and $1.4 trillion in assets under management at December 31, 2005, State Street operates in 26 countries and more than 100 geographic markets worldwide and employs 20,965 worldwide. For more information, visit State Street's web site at www.statestreet.com or call 877/639-7788 (NEWS STT) toll-free in the United States and Canada, or +1 202/266-3340 outside those countries.

   This news announcement contains forward-looking statements as defined by United States securities laws, including statements about the financial outlook and business environment. Those statements are based on current expectations and involve a number of risks and uncertainties, including those related to the pace at which State Street adds new clients or at which existing clients use additional services, the value of global and regional financial markets, the pace of cross-border investment activity, changes in interest rates, the pace of worldwide economic growth and rates of inflation, the extent of volatility in currency markets, consolidations among clients and competitors, State Street's business mix, the dynamics of markets State Street serves, and State Street's success at integrating and converting acquisitions into its business. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in State Street's 2004 annual report and subsequent SEC filings. State Street encourages investors to read the Corporation's annual report, particularly the section on factors that may affect financial results, and its subsequent SEC filings for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, January 18, 2006, and the Corporation will not undertake efforts to revise those forward-looking statements to reflect events after this date.


                       STATE STREET CORPORATION
                        Press Release Addendum

                         Financial Highlights
                           December 31, 2005

                                   Quarters Ended          % Change
                            ------------------------------------------
(Dollars in millions,       December September December   Q4      Q4
 except per share              31,      30,      31,      vs.     vs.
 information or where         2005     2005     2004      Q3      Q4
 otherwise indicated)
----------------------------------------------------------------------
Total Revenue               $ 1,416 $  1,388 $  1,271      2 %    11 %
Total Expenses                1,039    1,008      992      3       5
Net Income from Continuing
 Operations                     249      250      184      -      35
Net Loss from Discontinued
 Operations                       -     (107)       -
Net income                      249      143      184

Diluted Earnings Per Share:
From Continuing Operations  $   .74 $    .75 $    .55     (1)     35
From Discontinued Operations      -     (.32)       -
Net Income                      .74      .43      .55

Closing Price Per Share of
 Common Stock                 55.44    48.92    49.12
Cash Dividends Declared Per
 Share                          .19      .18      .17

Return on Equity from
 Continuing Operations         15.9 %   15.9 %   11.9 %
Return on Equity               15.9      9.1     11.9

Assets Under Custody (AUC)
 (in trillions)             $ 10.12 $   9.80 $   9.50
Assets Under Management (AUM)
 (in trillions)                1.44     1.41     1.35


                                Years Ended     % Change
                            ---------------------------
                             December December    2005
(Dollars in millions, except    31,      31,       vs.
 per share information)        2005     2004      2004
-------------------------------------------------------
Total Revenue               $ 5,473 $  4,951       11 %
Total Expenses                4,041    3,759        8
Net Income from Continuing
 Operations                     945      798       18
Net Loss from Discontinued
 Operations                    (107)       -
Net Income                      838      798

Diluted Earnings Per Share:
From Continuing Operations  $  2.82 $   2.35       20
From Discontinued Operations   (.32)       -
Net Income                     2.50     2.35

Cash Dividends Declared Per
 Share                          .72      .64       13

Return on Equity from
 Continuing Operations         15.3 %   13.3 %
Return on Equity               13.6     13.3



                       STATE STREET CORPORATION
                        Press Release Addendum

                    SELECTED FINANCIAL INFORMATION

                      Quarters Ended                Years Ended
                 -------------------------   -------------------------
(Dollars in
 millions,
 except per      December December           December December
 share              31,      31,                31,      31,
 information)      2005     2004(3) %Change    2005    2004(3) %Change
----------------------------------------------------------------------
Fee Revenue:
Servicing fees $    637  $    570    12 %   $  2,474  $  2,263     9 %
Management fees     213       167    28          751       623    21
Trading
 services           182       161    13          694       595    17
Securities
 finance             73        58    26          330       259    27
Processing fees
 and other           71        73    (3)         302       308    (2)
               --------- ---------          --------- ---------
Total fee
 revenue          1,176     1,029    14        4,551     4,048    12

Net Interest
 Revenue:
Interest
 revenue            861       532    62        2,930     1,787    64
Interest
 expense            619       315    97        2,023       928   118
               --------- ---------          --------- ---------
Net interest
 revenue (1)        242       217    12          907       859     6
Provision for
 loan losses          -       (18)                 -       (18)
               --------- ---------          --------- ---------
Net interest
 revenue after
 provision for
 loan losses        242       235     3          907       877     3

(Losses) gains
 on sales of
 available-for-
 sale investment
 securities, net     (2)        7  (129)          (1)       26  (104)

Gains on sale of
 the Private
 Asset
 Management
 business             -         -                 16         -
------------------------ ---------          --------- ---------
Total revenue     1,416     1,271    11        5,473     4,951    11

Operating
 Expenses:
Salaries and
 employee
 benefits           589       511    15        2,231     1,957    14
Information
 systems and
 communications     122       131    (7)         486       527    (8)
Transaction
 processing
 services           118       104    13          449       398    13
Occupancy            89       101   (12)         391       363     8
Merger and
 integration
 costs (2)            -        12  (100)           -        62  (100)
Restructuring
 costs                -        21  (100)           -        21  (100)
Other               121       112     8          484       431    12
               --------- ---------          --------- ---------
Total operating
 expenses         1,039       992     5        4,041     3,759     8
               --------- ---------          --------- ---------
Income from
 continuing
 operations
 before income
 tax expense        377       279    35        1,432     1,192    20
Income tax
 expense from
 continuing
 operations         128        95                487       394
               --------- ---------          --------- ---------
Net income from
 continuing
 operations         249       184    35          945       798    18

Loss from
 discontinued
 operations           -         -               (165)        -
Income tax
 benefit from
 discontinued
 operations           -         -                (58)        -
               --------- ---------          --------- ---------
Net loss from
 discontinued
 operations           -         -               (107)        -
               --------- ---------          --------- ---------
Net income     $    249  $    184           $    838  $    798
               ========= =========          ========= =========

Earnings Per
 Share From
 Continuing
 Operations:
Basic          $    .75  $    .55    36     $   2.86  $   2.38    20
Diluted             .74       .55    35         2.82      2.35    20

Loss Per Share
 From
 Discontinued
 Operations:
Basic                 -         -               (.33)        -
Diluted               -         -               (.32)        -

Earnings Per
 Share:
Basic               .75       .55               2.53      2.38
Diluted             .74       .55               2.50      2.35

OTHER SELECTED FINANCIAL INFORMATION

Average Shares
 Outstanding
 (in
 thousands):
     Basic      330,689   333,238            330,361   334,606
     Diluted    337,061   336,964            334,636   339,605


Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $253 million and $229 million for the three months ended December 31, 2005 and 2004, respectively, and $949 million and $904 million for the year ended December 31, 2005 and 2004, respectively.
(2) Earnings for the three months and year ended December 31, 2004 included $12 million and $62 million, respectively, of pre-tax merger and integration costs ($.02 and $.12 per share, respectively) relating to the integration of the Deutsche Bank Global Securities Service Business (GSS).
(3) Certain prior period amounts have been reclassified to conform to current period presentation.


                       STATE STREET CORPORATION
                        Press Release Addendum

                    SELECTED FINANCIAL INFORMATION
                 Quarters ended December 31, 2005 and
                          September 30, 2005

                                         Quarters Ended
                                      -----------------------------
                                        December  September
(Dollars in millions, except per share     31,       30,
 information)                             2005      2005   %Change
-------------------------------------------------------------------
Fee Revenue:
Servicing fees                        $    637  $    620        3 %
Management fees                            213       188       13
Trading services                           182       176        3
Securities finance                          73        74       (1)
Processing fees and other                   71        77       (8)
                                      --------- ---------
Total fee revenue                        1,176     1,135        4

Net Interest Revenue:
Interest revenue                           861       773       11
Interest expense                           619       537       15
                                      --------- ---------
Net interest revenue (1)                   242       236        3
Provision for loan losses                    -         -
                                      --------- ---------
Net interest revenue after provision
 for loan losses                           242       236        3

(Losses) gains on sales of available-
 for-sale investment securities, net        (2)        1

Gain on sale of the Private Asset
 Management business                         -        16
                                      --------- ---------
Total revenue                            1,416     1,388        2

Operating Expenses:
Salaries and employee benefits             589       566        4
Information systems and communications     122       117        4
Transaction processing services            118       111        6
Occupancy                                   89        96       (7)
Other                                      121       118        3
                                      --------- ---------
Total operating expenses                 1,039     1,008        3
                                      --------- ---------
Income from continuing operations
 before income tax expense                 377       380       (1)
Income tax expense from continuing
 operations                                128       130
                                      --------- ---------
Net income from continuing operations      249       250        -

Loss from discontinued operations            -      (165)
Income tax benefit from discontinued
 operations                                  -       (58)
                                      --------- ---------
Net loss from discontinued operations        -      (107)
                                      --------- ---------
Net income                            $    249  $    143
                                      ========= =========

Earnings Per Share From Continuing
 Operations:
Basic                                 $    .75  $    .76       (1)
Diluted                                    .74       .75       (1)

Loss Per Share From Discontinued
 Operations:
Basic                                        -      (.33)
Diluted                                      -      (.32)

Earnings Per Share:
Basic                                      .75       .43
Diluted                                    .74       .43

OTHER SELECTED FINANCIAL INFORMATION

Average Shares Outstanding (in
 thousands):
     Basic                             330,689   329,097
     Diluted                           337,061   334,103

Consolidated Statement of Income prepared in accordance with accounting principles generally accepted in the United States.

(1) Net interest revenue on a fully taxable-equivalent basis was $253 million and $245 million for the three months ended December 31 and September 30, 2005, respectively.


                       STATE STREET CORPORATION
                        Press Release Addendum

                        OPERATING-BASIS RESULTS
        RECONCILIATION OF REPORTED RESULTS TO OPERATING RESULTS
               Quarter and Year ended December 31, 2005

                      ----------------------- ------------------------
(Dollars in millions, Quarter ended December  Year ended December 31,
 except per share             31, 2005                  2005
 information)
----------------------------------------------------------------------
                     Reported       Operating Reported      Operating
                     Results  Other Results   Results Other Results
                      ----------------------- ------------------------
Fee Revenue:
Servicing fees        $  637        $   637   $2,474        $  2,474
Management fees          213            213      751             751
Trading services         182            182      694             694
Securities finance        73             73      330             330
Processing fees and
 other                    71             71      302             302
                      -------       --------  -------       ---------
Total fee revenue      1,176          1,176    4,551           4,551

Net Interest Revenue:
Interest revenue         861  $11 (1)   872    2,930  $42 (1)  2,972
Interest expense         619    -       619    2,023    -      2,023
                      ------- ----  --------  ------- ----  ---------
Net interest revenue
 (1)                     242   11       253      907   42        949
Provision for loan
 losses                    -    -         -        -    -          -
                      ------- ----  --------  ------- ----  ---------
Net interest revenue
 after provision for
 loan losses             242   11       253      907   42        949

(Losses) gains on sales
 of available-for-sale
 investment securities,
 net                      (2)   -        (2)      (1)   -         (1)
Gain on sale of the Private
 Asset Management
 business                  -    -         -       16    -         16
----------------------------- ----  --------  ------- ----  ---------
Total revenue          1,416   11     1,427    5,473   42      5,515

Operating Expenses:
Salaries and employee
 benefits                589    -       589    2,231    -      2,231
Information systems and
 communications          122    -       122      486    -        486
Transaction
 processing services     118    -       118      449    -        449
Occupancy                 89    -        89      391    -        391
Other                    121    -       121      484    -        484
                      ------- ----  --------  ------- ----  ---------
Total operating
 expenses              1,039    -     1,039    4,041    -      4,041
                      ------- ----  --------  ------- ----  ---------
Income from continuing
 operations before
 income taxes            377   11       388    1,432   42      1,474
Income taxes from
 continuing operations   128    -       128      487    -        487
Taxable-equivalent
 adjustment                -   11 (1)    11        -   42 (1)     42
                      ------- --------------  ------- ---------------
Net income from
 continuing
 operations           $  249  $ -   $   249   $  945  $ -   $    945
                      ======= ====  ========  ======= ====  =========

Diluted earnings per
 share from continuing
 operations           $  .74  $ -   $   .74   $ 2.82  $ -   $   2.82

Return on equity from
 continuing operations  15.9 %         15.9 %   15.3 %          15.3 %

Notes:
Reported results agree with the Corporation's Consolidated Statement of Income.

(1) Taxable-equivalent adjustment is not included in reported results.


                       STATE STREET CORPORATION
                        Press Release Addendum

                        OPERATING-BASIS RESULTS
        RECONCILIATION OF REPORTED RESULTS TO OPERATING RESULTS
               Quarter and Year ended December 31, 2004

                  ------------------------- --------------------------
(Dollars in       Quarter ended December 31, Year ended December 31,
 millions, except            2004                      2004
 per share
 information)
----------------------------------------------------------------------
                  Reported        Operating Reported        Operating
                  Results  Other  Results   Results  Other  Results
                  ------------------------- --------------------------
Fee Revenue:
Servicing fees    $   570         $   570   $ 2,263         $  2,263
Management fees       167             167       623              623
Trading services      161             161       595              595
Securities finance     58              58       259              259
Processing fees
 and other             73              73       308              308
                  --------        --------  --------        ---------
Total fee revenue   1,029           1,029     4,048            4,048

Net Interest
 Revenue:
Interest revenue      532  $ 12 (1)   544     1,787  $ 45 (1)  1,832
Interest expense      315     -       315       928     -        928
                  -------- -----  --------  -------- -----  ---------
Net interest
 revenue (1)          217    12       229       859    45        904
Provision for loan
 losses               (18)    -       (18)      (18)    -        (18)
                  -------- -----  --------  -------- -----  ---------
Net interest
 revenue after
 provision for loan
 losses               235    12       247       877    45        922

Gains on sales of
 available-for-sale
 investment
 securities, net        7     -         7        26     -         26
-------------------------- -----  --------  -------- -----  ---------
Total revenue       1,271    12     1,283     4,951    45      4,996

Operating
 Expenses:
Salaries and
 employee benefits    511     -       511     1,957     -      1,957
Information systems
 and communications   131     -       131       527     -        527
Transaction
 processing
 services             104     -       104       398     -        398
Occupancy             101     -       101       363     -        363
Merger and
 integration costs     12   (12)        -        62   (62)(2)      -
Restructuring
 costs                 21     -        21        21     -         21
Other                 112     -       112       431     -        431
                  -------- -----  --------  -------- -----  ---------
Total operating
 expenses             992   (12)      980     3,759   (62)     3,697
                  -------- -----  --------  -------- -----  ---------
Income from
 continuing
 operations before
 income taxes         279    24       303     1,192   107      1,299
Income taxes from
 continuing
 operations            95     4        99       394    21 (3)    415
Taxable-equivalent
 adjustment             -    12 (1)    12         -    45 (1)     45
                  -------- ---------------  -------- ----------------
Net income from
 continuing
 operations       $   184  $  8   $   192   $   798  $ 41   $    839
                  ======== =====  ========  ======== =====  =========
Diluted earnings
 per share from
 continuing
 operations       $   .55  $.02   $   .57   $  2.35  $.12   $   2.47

Return on equity
 from continuing
 operations          11.9 %          12.4 %    13.3 %           14.0 %

Notes:
Reported results agree with the Corporation's Consolidated Statement of Income.

(1) Taxable-equivalent adjustment is not included in reported results.
(2) Merger and integration costs associated with the acquisition of the GSS business.
(3) Reflects the tax benefit associated with merger and integration costs.


                       STATE STREET CORPORATION
                        Press Release Addendum

                        OPERATING-BASIS RESULTS
                   Quarters and Years ended December
                           31, 2005 and 2004

                        Quarters Ended              Years Ended
                    -----------------------  ------------------------
(Dollars in
 millions, except   December December        December December
 per share             31,     31,              31,     31,
 information)         2005    2004  % Change   2005    2004  % Change
----------------------------------- ------------------------ ---------
Fee Revenue:
Servicing fees      $  637  $  570      12 % $2,474  $2,263        9 %
Management fees        213     167      28      751     623       21
Trading services       182     161      13      694     595       17
Securities finance      73      58      26      330     259       27
Processing fees and
 other                  71      73      (3)     302     308       (2)
                    ------- -------          ------- -------
Total fee revenue    1,176   1,029      14    4,551   4,048       12

Net Interest
 Revenue:
Interest revenue       872     544      60    2,972   1,832       62
Interest expense       619     315      97    2,023     928      118
                    ------- -------          ------- -------
Net interest revenue
 - taxable
 equivalent            253     229      10      949     904        5
Provision for loan
 losses                  -     (18)               -     (18)
                    ------- -------          ------- -------
Net interest revenue
 after provision for
 loan losses -
 taxable equivalent    253     247       2      949     922        3

(Losses) gains on
 sales of available-
 for-sale investment
 securities, net        (2)      7    (129)      (1)     26

Gain on sale of the
 Private Asset
 Management business     -       -               16       -
--------------------------- -------          ------- -------
Total revenue        1,427   1,283      11    5,515   4,996       10

Operating Expenses:
Salaries and
 employee benefits     589     511      15    2,231   1,957       14
Information systems
 and communications    122     131      (7)     486     527       (8)
Transaction
 processing services   118     104      13      449     398       13
Occupancy               89     101     (12)     391     363        8
Restructuring costs      -      21    (100)       -      21
Other                  121     112       8      484     431       12
                    ------- -------          ------- -------
Total operating
 expenses            1,039     980       6    4,041   3,697        9
                    ------- -------          ------- -------
Income from
 continuing
 operations before
 income tax expense    388     303      28    1,474   1,299       13
Income tax expense
 from continuing
 operations            128      99              487     415
Taxable-equivalent
 adjustment             11      12               42      45
                    ------- -------          ------- -------
Net income from
 continuing
 operations         $  249  $  192      30   $  945  $  839       13
                    ======= =======          ======= =======

Diluted earnings per
 share from
 continuing
 operations         $  .74  $  .57      30   $ 2.82  $ 2.47       14

Return on
 shareholders'
 equity               15.9 %  12.4 %           15.3 %  14.0 %


                       STATE STREET CORPORATION
                        Press Release Addendum

                  CONSOLIDATED STATEMENT OF CONDITION
----------------------------------------------------------------------
(Dollars in millions, except share           December 31, December 31,
 information)                                    2005         2004
----------------------------------------------------------------------
Assets
Cash and due from banks                          $ 2,684      $ 2,035
Interest-bearing deposits with banks              11,275       20,634
Securities purchased under resale agreements       8,679       12,878
Federal funds sold                                     -        5,450
Trading account assets                               764          745
Investment securities available for sale          54,979       36,171
Investment securities held to maturity             4,891        1,400
Loans (less allowance of $18 and $18)              6,464        4,611
Premises and equipment                             1,453        1,444
Accrued income receivable                          1,364        1,204
Goodwill                                           1,337        1,497
Other intangible assets                              459          494
Other assets                                       3,619        5,477
                                             ------------ ------------
Total assets                                     $97,968      $94,040
                                             ============ ============
Liabilities
Deposits:
Noninterest-bearing                              $ 9,402      $13,671
Interest-bearing -- U.S.                           2,379        2,843
Interest-bearing -- Non-U.S.                      47,865       38,615
                                             ------------ ------------
Total deposits                                    59,646       55,129

Securities sold under repurchase agreements       20,895       21,881
Federal funds purchased                            1,204          435
Other short-term borrowings                        1,219        1,343
Accrued taxes and other expenses                   2,628        2,603
Other liabilities                                  3,346        4,032
Long-term debt                                     2,655        2,458
                                             ------------ ------------
Total liabilities                                 91,593       87,881

Shareholders' Equity
Preferred stock, no par: authorized 3,500,000;
 issued none
Common stock, $1 par: authorized 500,000,000
 shares; issued 337,126,000 and 337,126,000
 shares                                              337          337
Surplus                                              266          289
Retained earnings                                  6,189        5,590
Accumulated other comprehensive (loss) income       (223)          92
Treasury stock (at cost 3,501,000 and 3,481,000
 shares)                                            (194)        (149)
--------------------------------------------------------- ------------
Total shareholders' equity                         6,375        6,159
                                             ------------ ------------
Total liabilities and shareholders' equity       $97,968      $94,040
                                             ============ ============


    CONTACT: State Street Corporation
             Edward J. Resch, +1 617-664-1110
             or
             Investors: Kelley MacDonald, +1 617-664-3477 or
             Media: Hannah Grove, +1 617-664-3377